Exhibit 99.1
MIM News


For further information please contact:                  Edward J. Sitar
                                                         Chief Financial Officer
                                                         MIM Corporation
                                                         914-460-1641



                 MIM Corporation Announces First Quarter Results

ELMSFORD, N.Y.--April 27, 2000--MIM Corporation (NASDAQ: MIMS), an independent pharmacy benefit management, specialty pharmaceutical and private label e-commerce and fulfillment organization, today reported financial results for the quarter ended March 31, 2000.

For the three months ended March 31, 2000, the Company reported net income of $0.7 million, or $0.04 per diluted share, on revenues of $89.1 million. This compares to net income of $0.6 million or $0.03 per diluted share, on revenues of $74.9 million for the same period last year

The Company's e-commerce and fulfillment business,  MIMRx.com, reported revenues
of  approximately  $10  million,   gross  profit  of  20%  and  earnings  before
depreciation and amortization of 5% for the three months ended March 31, 2000.

  "Our activities in the first quarter are consistent with our plan" stated Richard H. Friedman, MIM Corporation's Chairman and Chief Executive Officer. "We have made significant investments in our e-commerce/fulfillment business during the quarter, investments that will support the growth we expect from our activities with our affinity partners. Marketing activities with our affinity partners have commenced and we expect tangible results from those activities in the near term. We are continuing with the development of the specialty business and have assigned specific dedicated resources to that portion of the business".

"On March 31, 2000, we named online pharmacy industry pioneer, James J. (J.J.) Jones, Jr., President of MIMRx.com. Mr. Jones was one of the founding executives of Soma.com, the first online pharmacy. His record of success makes us confident that we can achieve MIMRx.com's full potential. Our specialty pharmaceutical and e-commerce fulfillment business will leverage the more than 3.5 million members of our pharmacy benefit management operation. This leverage gives us a solid revenue and earnings base to build upon".

"We are pleased with the progress of our core business. Since January we have contracted for an additional 500,000 new lives to our PBM business. Also, the State of Tennessee withdrew their RFP, which contemplated the State assuming control of the pharmacy program. We will continue to provide services to five of the managed care organizations representing 1.1 million TennCare lives without interruption".

MIM Corporation is an independent pharmacy benefit management, specialty pharmaceutical and private label e-commerce pharmacy and fulfillment organization that partners with organizations and healthcare providers to control prescription drug costs. MIM's innovative pharmacy benefit products and services use clinically sound guidelines to ensure cost control and quality care. MIM's e-commerce and fulfillment pharmacy specializes in serving individuals affected with diseases, which require long-term maintenance medications. MIM's online pharmacy service, www.MIMRx.com, develops private label pharmacy websites to offer affinity groups innovative, customized, health information services and products on the Internet for their members.

MIMRx.com designs and administers custom, private-label, e-commerce pharmacy websites for its partners and handles all aspects of the fulfillment and distribution of products purchased through these websites. Because these customized websites are designed to be integrated and linked with the partnering organization's existing website, pharmacy customers are brought in through the efforts the partnering organization to attract visitors to that website. MIMRx.com's expedient administration and efficient distribution allow its partners to offer their members convenient access to competitively priced online pharmacy services, enhancing the sense of ownership and belonging that comes with group membership.

                         (See attached financial tables)

This press release may contain statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the intent, belief or current expectations of the Company, its directors, or its officers with respect to the future operating performance of the Company. Investors are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward looking statements as a result of various factors.
Important  factors  that  could  cause such  differences  are  described  in the
Company's periodic filings with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 1999.

                        MIM Corporation and Subsidiaries
                      Consolidated Statements of Operations
                          Three months ended March 31,
                    (In thousands, except per share amounts)


                                                                      2000                        1999
                                                                      ----                        ----
Revenue                                                       $          89,104            $         74,915
Cost of revenue                                                          82,293                      66,733
                                                                  --------------              --------------
Gross profit                                                              6,811                       8,182
General & Administrative expenses                                         6,219                       7,512
Amortization of intangibles                                                 258                         250
                                                                  --------------              --------------
                                                                  --------------              --------------
Income (loss) from operations                                               334                         420
Interest income                                                             391                         196
Other                                                                         -                        (12)
                                                                  --------------              --------------
Net income                                                    $             725            $            604
                                                                  ==============              ==============
                                                                  ==============              ==============




Weighted average number of shared outstanding:
        Basic                                                            18,753                      18,422
        Diluted                                                          19,425                      18,910

Earnings per share (basic)                                    $            0.04            $           0.03
Earnings per share (diluted)                                  $            0.04            $           0.03

                        MIM Corporation and Subsidiaries
                           Consolidated Balance Sheets
                                     (000's)


                                                                 March 31, 2000             December 31, 1999
                                                              ------------------           -------------------

ASSETS
Current assets                                                $          86,412            $           85,382
Other assets & investments                                                3,116                         2,549
Property and equipment, net                                               6,374                         5,942
Due from affiliates, net                                                  1,993                         1,849
Intangible assets, net                                                   19,704                        19,961
                                                              ------------------           -------------------
Total assets                                                  $         117,599            $          115,683
                                                              ==================           ===================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                           $          78,591            $           76,387
Capital lease obligations, net of current portion                           564                           718
Long-term debt, less current portion                                      1,191                         2,279
Minority interest                                                         1,112                         1,112

Stockholders' equity                                                     36,141                        35,187

                                                              ------------------           -------------------
Total liabilities and shareholders' equity                    $         117,599            $          115,683
                                                              ==================           ===================



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